UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2021

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(702) 964-5777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 1, 2021, GAN Limited completed its acquisition of Vincent Group p.l.c., a Malta public limited company (“Coolbet”), in accordance with the terms of the Share Exchange Agreement, dated as of November 15, 2020, between GAN Limited and Coolbet (the “Share Exchange Agreement”).

At the closing, under the Share Exchange Agreement, GAN Limited acquired all of the outstanding equity in Coolbet in exchange for a purchase price of €149.1 million (or $175.9 million), comprised of an aggregate of €80 million (or $94.4 million) in cash plus an aggregate of 5,260,516 ordinary shares, par value $0.01 per share, of GAN Limited. The €149.1 million purchase price was established on a “cash-free, debt-free” basis. Under the terms of the Share Exchange Agreement, holders of Coolbet equity also received €10.6 million (or $12.5 million) based on Coolbet’s estimated net cash, at closing, which is subject to adjustment based on final numbers within 90 days following the closing. The dollar amounts shown above reflect the conversion rate of 1.18 USD to EUR as specified in the Share Exchange Agreement.

Each former Coolbet shareholder has agreed to a contractual lock-up of ninety (90) days before these ordinary shares can transferred or sold. For certain executive management personnel, the lock-up period is 180 days.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The 5,260,516 ordinary shares, par value $0.01 per share, of GAN Limited issued to the former Coolbet shareholders pursuant to the Share Exchange Agreement were issued in a cross-border exchange offer, exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 802 promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On January 4, 2021, GAN Limited issued a press release announcing the closing of the acquisition of Coolbet. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Reference is made to the Form F-1 Registration Statement (File No. 333-251163), initially filed by GAN Limited on December 7, 2020 (the “Form F-1”), which included (i) the audited consolidated financial statements of Coolbet as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and (ii) the unaudited interim consolidated financial statements of Coolbet, including Coolbet’s consolidated statement of financial position as of September 30, 2020 and its results of operations, its cash flows and changes in equity for the nine months ended September 30, 2020 and 2019, and the notes related thereto, all of which are incorporated herein by reference.

(b) Pro Forma Financial Information

Reference is made to the Form F-1, which included the unaudited pro forma condensed combined financial information of GAN Limited giving effect to the acquisition of Coolbet, including the unaudited pro forma condensed combined statement of financial position as of September 30, 2020, and the unaudited pro forma condensed combined income statements for the nine months ended September 30, 2020 and the year ended December 31, 2019, and the notes related thereto, all of which are incorporated herein by reference. Such unaudited pro forma financial information was prepared in accordance with International Financial Reporting Standards and International Accounting Standards and Interpretations, as issued by the International Accounting Standards Board. GAN Limited intends to seek a waiver, under Rule 3-13 of Regulation S-X, from the SEC Staff of the requirement to prepare and file such unaudited pro forma financial information in accordance with accounting principles generally accepted in the United States (U.S. GAAP). If the waiver is not granted, such unaudited pro forma financial information will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1+	Share Exchange Agreement, dated November 15, 2020, between GAN Limited and Vincent Group p.l.c. (incorporated by reference from Exhibit 99.1 to the Form 6-K furnished on November 16, 2020)

99.1	Press Release, dated January 4, 2021

+	All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. GAN Limited will furnish copies of any schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021	GAN Limited

/s/ Karen E. Flores
Karen E. Flores
Chief Financial Officer

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